UniPixel Reports First Quarter 2016 Financial Results

For Immediate Release

Contact:

Joe Diaz, Robert Blum, Joe Dorame

Lytham Partners, LLC

602-889-9700

unxl@lythampartners.com

Santa Clara, California – May 5, 2016 - UniPixel, Inc. (NASDAQ: UNXL), a provider of Performance Engineered Films™ to the touchscreen and flexible electronics markets, reported financial results for the first quarter ended March 31, 2016.

Strategic Highlights for First Quarter 2016 included:

●	Since January 1, 2016 the Company has announced a total of 14 program wins from major PC manufacturers.

●	Awarded programs include laptops; tablets; and 2-in-1 convertible computers.

●	The Company paid in full and retired senior secured convertible notes in February 2016 resulting in a debt-free balance sheet.

●	The Company continues to make manufacturing process and yield improvements to maximize cost efficiencies.

Management Discussion:

Jeffrey A. Hawthorne, president and chief executive officer of UniPixel, said, “The first quarter of 2016 marks an important transformational point in the history of UniPixel. One year ago, UniPixel was a pre-production company with no orders or revenue. During the past year we made a key acquisition, expanded our management with highly experienced technology executives and leveraged our acquired technology and manufacturing capabilities. Over the past nine months we introduced our products to many of the world’s Tier 1 PC manufacturers, had those products tested and evaluated, and announced 14 design wins since the beginning of the calendar year. We have made important and substantial progress in a short period of time in both expanding our customer base and continuously upgrading our manufacturing process.”

“Our products are significantly differentiated from those that are currently in wide adoption,” continued Mr. Hawthorne. “We see evidence that the market is shifting in favor of metal mesh, which is our technology base, as consumers are demanding devices that are thinner, lighter, faster with highly responsive touchscreens and advanced stylus capabilities, all of which are optimized with metal mesh technology. Our copper wire mesh touchscreen sensors and the ability to replace other materials in touchscreen module assemblies enable PC manufacturers to create products with those critically important attributes and uniquely positions UniPixel for growth in the coming years. Our recent program wins reflect the advantage of our unique technology and our creativity in designing real-world solutions for the next generation of computing devices.”

Mr. Hawthorne concluded, “Looking ahead, the 14 design wins we have announced since January 2016 will move through the standard qualification process and into production during the second half of calendar year 2016 and early 2017. Our focus is to successfully execute on these programs, leverage off of these programs with our industry leading customers for additional wins, and drive our technology roadmap to expand our product offerings. We are very pleased with the sales and marketing results of the first quarter and look toward the rest of the year with great anticipation.”

First Quarter 2016 Results:

For the three months ended March 31, 2016 revenues were $0.9 million compared to $0 for the three months ended March 31, 2015.

Cost of revenues was $4.2 million for the three months ended March 31, 2016 and $0 for the three months ended March 31, 2015 as the Company incurred startup costs and under-utilized fixed overhead costs at its Colorado Springs production facility, which the Company expects in the initial manufacturing phase. Cost of revenue includes certain non-cash charges, including amortization of certain prepaid licenses, stock-based compensation and depreciation of equipment as well as other non-cash charges, which totaled $1.2 million during the first quarter of 2016. Excluding these non-cash charges, adjusted cost of revenues was $3.0 million.

SG&A expense was approximately $1.8 million for the three months ended March 31, 2016 compared to $3.0 million for the three months ended March 31, 2015 as the Company transitioned from a pre-production stage company to a manufacturing and commercial sales organization. SG&A includes certain non-cash charges, including depreciation, stock-based compensation and severance, which totaled $0.5 million during the first quarter of 2016, and $2.0 million in the first quarter of 2015. Excluding these non-cash charges, adjusted SG&A was $1.3 million during the first quarter of 2016, and $1.0 million during the first quarter of 2015.

Research and development (“R&D”) expense during the three months ended March 31, 2016 was $0.9 million compared to $2.7 million for the three months ended March 31, 2015. R&D includes certain non-cash charges, including stock-based compensation, which totaled $0.1 million during the first quarter of 2016, and $0.5 million in the first quarter of 2015. Excluding these non-cash charges, adjusted R&D was $0.8 million during the first quarter of 2016, and $2.2 million during the first quarter of 2015.

Adjusted EBITDA, a non-GAAP metric (see Table A), for the first quarter of fiscal 2016 was $(4.4) million, or $(0.12) per basic and diluted share compared to adjusted EBITDA of $(3.2) million or $(0.26) per basic and diluted share in the first quarter of fiscal 2015.

Net loss was $(8.4) million, or $(0.24) per basic and diluted share for the three months ended March 31, 2016, as compared to a net loss of $(5.7) million, or $(0.46) per basic and diluted share for the three months ended March 31, 2015.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company has provided the following non-GAAP financial measures in this release and the accompanying table. The Company uses these non-GAAP financial measures internally to analyze its operating performance and liquidity and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of our business. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

The Company uses adjusted EBITDA as a non-GAAP financial measure. The Company defines adjusted EBITDA (loss) to exclude discontinued operations, debt issuance cost amortization, gains or losses to changes in the warrant liability, accretion of the discount on convertible notes, interest expense on convertible note, depreciation, amortization of licenses, non-cash stock-based compensation, restricted stock issuance expense and severance. The Company believes that the use of adjusted EBITDA is useful to investors and other users of its financial statements in evaluating the Company’s operating performance because it provides them with an additional tool to compare business performance across companies and across periods. The Company uses adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of its overall assessment of its performance, for planning purposes, including the preparation of its annual operating budget, and to evaluate the effectiveness of its business strategies. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. For reconciliation under GAAP to the Non-GAAP adjusted EBITDA see Table A that is included in the tables accompanying this release.

Conference Call

The Company has scheduled a conference call to discuss its financial results for the first quarter ended March 31, 2016. The call will be at 4:30 p.m. Eastern Time on Thursday, May 5, 2016.

Participants can access the conference call by dialing (844) 861-5501 or (412) 317-6582 or can listen via a live internet webcast available in the investor section of the Company’s website at www.unipixel.com/investors.

A teleconference replay of the call will be available at (877) 344-7529 or (412) 317-0088, confirmation code 10085528, through May 12, 2016. A webcast replay will be available in the investor section of the Company’s website at www.unipixel.com/investors for 90 days.

About UniPixel

UniPixel, Inc. (NASDAQ: UNXL) develops and markets Performance Engineered Films for the touchscreen and flexible electronics markets. The Company’s roll-to-roll electronics manufacturing process patterns fine line conductive elements on thin films. The company markets its technologies for touch panel sensor, cover glass replacement, and protective cover film applications under the XTouch™ and Diamond Guard™ brands. For further information, visit www.unipixel.com.

Forward-looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statement regarding UniPixel’s execution on the design wins as these programs move to. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. These statements are based on management’s current expectations. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. These risks, uncertainties, and other factors include, but are not limited to, the ability to recognize revenues, the ability to extend product offerings into new areas or products, the ability to compete in our currents markets, the ability to commercialize licensed technology, unexpected occurrences that deter the “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, our ability to attract and retain qualified personnel, our ability to raise additional capital, the ability to move product sales to production levels, the success of product sales in new markets or of recently produced product offerings, the ability to enforce our intellectual property rights and those set forth under Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to UniPixel as of the date hereof, and UniPixel assumes no obligation to update any forward-looking statement.

Trademarks in this release are the property of their respective owners

Financial Tables To Follow

Table A

UniPixel, Inc
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(Unaudited)

	Three Months Ended
	March 31,
	2016	2015

Net loss	$(8,413)	$(5,684)

Debt issuance cost amortization	526	-

Loss on change in warrant liability	407	-

Accretion of discount on convertible notes	1,291	-

Other income/expense	10	(4)

Depreciation	283	1,566

Amortization	998	-

Stock compensation expense	161	541

Restricted stock issuance	308	395

Severance	7	-

Non-GAAP Adjusted EBITDA	$(4,421)	$(3,186)

Non-GAAP Adjusted EBITDA per share	$(0.12)	$(0.26)

Weighted average number of basic and diluted common shares outstanding	35,797,409	12,363,774

UniPixel, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$4,825	$7,618
Restricted cash	—	4,098
Account receivable, net	727	334
Inventory	707	769
Debt issuance costs	—	526
Prepaid licenses	4,900	4,900
Prepaid expenses	602	819

Total current assets	11,761	19,064

Property and equipment, net	1,708	1,842
Other long-term assets	13	13
Prepaid licenses, net of current portion	4,404	5,629

Total assets	$17,886	$26,548

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Accounts payable	$1,543	$1,150
Accrued liabilities	676	780
Short term debt	450	—
Convertible notes payable	—	2,773
Derivative liability	869	491

Total current liabilities	3,538	5,194

Royalty liability	948	1,175
Long term liabilities	584	645
Long term debt	—	450

Total liabilities	5,070	7,464

Commitments and contingencies	—	—

Shareholders’ equity
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,627,985 shares issued and outstanding at March 31, 2016 and 32,170,778 shares issued and outstanding at December 31, 2015	37	32
Additional paid-in capital	170,382	168,243
Accumulated deficit	(157,603)	(149,191)

Total shareholders’ equity	12,816	19,084

Total liabilities and shareholders’ equity	$17,886	$26,548

UniPixel, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenue	$850	$7

Cost of revenues	4,250	7

Gross margin	(3,400)	—

Selling, general and administrative expenses	1,852	2,966
Research and development	927	2,722

Operating income (loss)	(6,179)	(5,688)

Other income (expense)
Debt issuance cost amortization expense	(526)	—
Loss on change in warranty liability	(407)	—
Accretion of discount on convertible notes	(1,291)	—
Interest income (expense), net	(10)	4

Net loss	$(8,413)	$(5,684)

Per share information
Net loss - basic	$(0.24)	$(0.46)
Net loss - diluted	(0.24)	(0.46)

Weighted average number of basic common shares outstanding	35,797,409	12,363,774
Weighted average number of diluted common shares outstanding	35,797,409	12,363,774